EXHIBIT 10(V)


                            CONVERTIBLE NOTE PURCHASE

                                    AGREEMENT

                         Dated as of September 21, 2001

                                      among

                        IMAGING TECHNOLOGIES CORPORATION

                                       and

                        THE PURCHASER LISTED ON EXHIBIT A

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TABLE OF CONTENTS

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
ARTICLE I             Purchase and Sale of Note..................................................................59
         Section 1.1       Purchase and Sale of Note.............................................................59
         Section 1.2       The Conversion Shares.................................................................59
         Section 1.3       Purchase Price and Closing............................................................59
         Section 1.4       Warrant...............................................................................59

ARTICLE II            Representations and Warranties.............................................................59
         Section 2.1       Representations and Warranties of the Company.........................................59
         Section 2.2       Representations and Warranties of the Purchaser.......................................65

ARTICLE III           Covenants..................................................................................67
         Section 3.1       Securities Compliance.................................................................67
         Section 3.2       Registration and Listing..............................................................67
         Section 3.3       Inspection Rights.....................................................................67
         Section 3.4       Compliance with Laws..................................................................67
         Section 3.5       Keeping of Records and Books of Account...............................................67
         Section 3.6       Reporting Requirements................................................................67
         Section 3.7       Amendments............................................................................68
         Section 3.8       Other Agreements......................................................................68
         Section 3.9       Distributions.........................................................................68
         Section 3.10      Intentionally Omitted.................................................................68
         Section 3.11      Regulation S. ........................................................................68
         Section 3.12      Future Financings.....................................................................68
         Section 3.13      Reservation of Shares.................................................................68
         Section 3.14      Transfer Agent Instructions...........................................................68

ARTICLE IV            Conditions.................................................................................69
         Section 4.1       Conditions Precedent to the Obligation of the
                           Company to Sell the Note..............................................................69

ARTICLE V             Registration Rights........................................................................70

ARTICLE VI            Certificate Legend.........................................................................70
         Section 6.1       Legend................................................................................70

ARTICLE VII           Termination................................................................................71
         Section 7.1       Termination by Mutual Consent.........................................................71
         Section 7.2       Other Termination.....................................................................71
         Section 7.3       Effect of Termination.................................................................71

ARTICLE VIII          Indemnification............................................................................71
         Section 8.1       General Indemnity.....................................................................71
         Section 8.2       Indemnification Procedure.............................................................71

ARTICLE IX Miscellaneous.........................................................................................72
         Section 9.1       Fees and Expenses.....................................................................72
         Section 9.2       Specific Enforcement, Consent to Jurisdiction.........................................72
         Section 9.3       Entire Agreement; Amendment...........................................................72
         Section 9.4       Notices...............................................................................72
         Section 9.5       Waivers...............................................................................73
         Section 9.6       Headings..............................................................................74
         Section 9.7       Successors and Assigns................................................................74
         Section 9.8       No Third Party Beneficiaries..........................................................74
         Section 9.9       Governing Law.........................................................................74
         Section 9.10      Survival..............................................................................74
         Section 9.11      Counterparts..........................................................................74
         Section 9.12      Publicity.............................................................................74
         Section 9.13      Severability..........................................................................74
         Section 9.14      Further Assurances....................................................................74

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CONVERTIBLE NOTE PURCHASE AGREEMENT

This CONVERTIBLE NOTE PURCHASE AGREEMENT (the "Agreement") is dated as of September 21, 2001 by and between Imaging Technologies Corporation, a Delaware corporation (the "Company"), and the Purchaser of the Convertible Note of the Company whose name is set forth on Exhibit A hereto (the "Purchaser").

The parties hereto agree as follows:

Purchase and Sale of Note
-------------------------

         Purchase and Sale of Note. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company, (i) a convertible promissory note in the aggregate principal amount of $300,000 bearing interest at the rate of 8% per annum, due September 21, 2004, convertible into shares of the Company's Common Stock, par value $.005 per share (the "Common Stock"), in substantially the form attached hereto as Exhibit B (the "Note"), and (ii) a Warrant to purchase shares of the Company's Common Stock, in substantially the form attached hereto as Exhibit C (the "Warrant"). The purchase price for the Note and the Warrant shall be $300,000 (the "Purchase Price"). The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), Regulation S ("Regulation S") as promulgated by the Commission under the Securities Act, or Section 4(2) of the Securities Act.

         The Conversion Shares. Immediately upon the filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State increasing its authorized capital stock, the Company shall authorize, reserve and maintain, free of preemptive rights and other similar contractual rights of stockholders, no less than 150% of the aggregate number of shares of Common Stock needed to effect the conversion of the Note at the Fixed Conversion Price (as defined in the Note) and any interest accrued and outstanding thereon and exercise of the Warrant. Any shares of Common Stock issuable upon conversion of the Note and any interest accrued and outstanding thereon and exercise of the Warrant (and such shares when issued) are herein referred to as the "Conversion Shares" and the "Warrant Shares," respectively. The Note, the Conversion Shares and the Warrant Shares are sometimes collectively referred to herein as the "Shares."

         Purchase Price and Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Note set forth opposite its name on Exhibit A for a purchase price equal to $300,000. The closing of the purchase and sale of the Note and Warrant (the "Closing") to be acquired by the Purchaser from the Company under this Agreement shall take place at the offices of Jenkens & Gilchrist Parker Chapin LLP at 10:00 a.m. E.S.T. on the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith or such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date"). On the Closing Date, the Company shall deliver to the Purchaser the Note and the Purchaser shall deliver to the Company the Purchase Price. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. This Agreement shall become effective upon the date of execution of this Agreement by each of the parties hereto, which date shall be no later than October 15, 2001, unless otherwise agreed upon by the Purchaser and the Company.

         Warrant. The Company agrees to issue to the Purchaser a Warrant to purchase 11,278,195 shares of Common Stock on the Closing Date. The Warrant shall have an exercise price equal to the Warrant Price (as defined in the Warrant) and shall expire on the fifth anniversary of the issuance date of such Warrant.

Representations and Warranties
------------------------------

          Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

              (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth on Schedule 2.1(g) hereto. The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have

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a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse
Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the Company or its subsidiaries and which is material to such entity or other entities controlling or controlled by such entity. (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement attached hereto as Exhibit D (the "Registration Rights Agreement"), the Transfer Agent Instructions (as defined in Section 3.14 hereof) and the Warrant (collectively, the "Transaction Documents") and to issue and sell the Shares in accordance with the terms hereof and the Warrant, as applicable. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The Registration Rights Agreement will have been duly executed and delivered by the Company at Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be
limited  by  applicable  bankruptcy,  insolvency,  reorganization,   moratorium,
liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

              (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of September 20, 2001 are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the
Company's Common Stock have been duly and validly authorized. Except as set forth in this Agreement and the Registration Rights Agreement and as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the Registration Rights Agreement and as set forth on Schedule 2.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1 (c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect (as defined in Section 2.1(e) herein) on the Company's financial condition or operating results. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

              (d) Issuance of Note. The Note to be issued at the Closing has been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Note shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Note and the Warrant, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

              (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not (i) violate any provision of the Company's Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and

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will not have a Material  Adverse  Effect.  The  Company is not  required  under
Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Note, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing or any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

              (f) Commission Documents,  Financial Statements.  The Common Stock
of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to
Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the
"Commission Documents"). The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since March 31, 2001. The Company has not provided to the Purchaser any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the audited financial statements as presented in the Commission Documents for the year ended June 30, 2000 (the "Financial Statement") and the Form 10-Q for the fiscal quarter ended March 31, 2001 (the "Form 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, neither the Financial Statement nor the Form 10-Q referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

              (g)   Subsidiaries.   Schedule   2.1(g)  hereto  sets  forth  each
subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

              (h) No Material Adverse Change. Since March 31, 2001, the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the Commission, a copy of which is included in the Commission Documents, the Company has not experienced or suffered any Material Adverse Effect.

              (i) No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since March 31, 2001 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

              (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

              (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $75,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $75,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 2.1(k) hereto, neither the Company nor any subsidiary is in default with respect to any Indebtedness.

              (l) Title to Assets. Except as set forth on Schedule 2.1(k) hereto, each of the Company and the subsidiaries has good and marketable title to all of its real and personal property, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those such that, individually or in the aggregate, do not cause a Material Adverse Effect on the Company's financial condition or operating results. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

              (m) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. Except as set forth on Schedule 2.1(m) hereto, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such that would, individually or in the aggregate, have a Material Adverse Effect.

              (n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (o) Taxes. The Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

              (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

              (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

              (r) Operation of Business. The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

              (s) Environmental Compliance. The Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. No material permits, licenses and other authorizations have been issued under any Environmental Laws to the Company or its subsidiaries. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

              (t) Books and Records Internal Accounting Controls. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

              (u) Material Agreements. Except as set forth on Schedule 2.1(u) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Note, its preferred stock, if any, or its Common Stock.

              (v) Transactions with Affiliates. Except as set forth in the Commission Documents and as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

              (w) Securities Act of 1933. The Company has complied and will comply with all applicable Federal and state securities laws in connection with the offer, issuance and sale of the Note and the Warrant hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Note, the Warrant or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of the Note and the Warrant under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Note and the Warrant.

              (x) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to the Registration Rights Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Note, or for the performance by the Company of its obligations under the Transaction Documents.

              (y) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since March 31, 2001, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

              (z)  Absence  of  Certain  Developments.  Except  as set  forth on
Schedule 2.1(z) hereto, since March 31, 2001, neither the Company nor any subsidiary has:

              (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

              (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

              (iii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

              (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

              (v) sold, assigned or transferred any other tangible assets, or canceled any material debts or claims, except in the ordinary course of business;

              (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or its representatives;

              (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

              (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

              (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

              (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

              (xi) made charitable contributions or pledges in excess of $25,000;

              (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

              (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

              (xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

              (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

              (aa) Use of Proceeds. The proceeds from the sale of the Note will be used by the Company for working capital and general corporate purposes.

              (ab) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

              (ac) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issue and sale of the Note will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if the Purchaser, or any person or entity that owns a beneficial interest in the Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(ac), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

              (ad) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Note and the Warrant Shares issuable upon exercise of the Warrant will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note in accordance with this Agreement and its obligations to issue the Warrant Shares upon the exercise of the Warrant in accordance with this Agreement and the Warrant, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

              (ae) No "Directed Selling Efforts." In connection with the offer and sale of the Note and the Warrant, no distributor or any affiliates or any person acting on behalf of the Company or any affiliate of the Company or any distributor has engaged in any "directed selling efforts" (as such term is defined under Regulation S) nor conducted any general solicitation relating to the offer to persons residing within the United States or to "U.S. Persons" (as that term is defined under Regulation S).

              (af) Filings Under the Act and the Exchange Act. The Company has filed all reports and other documents required to be filed by it under the Act and the Exchange Act, and no such document, at the time it was filed, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. There has been no material change in the Company since its last filing with the Commission except for changes in senior management. The Company is a "reporting issuer" as defined in Rule 902 of Regulation S and will remain a reporting issuer for at least one year from the date hereof.

     Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company:

              (a) Organization and Standing of the Purchaser. The Purchaser is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

              (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Note being sold to it hereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action (if the Purchaser is an entity), and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser.

              (c) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement, or relating hereto or thereto, or to purchase the Note in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

              (d) Acquisition for Investment. The Purchaser is purchasing the Note and acquiring the Warrant solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. The Purchaser does not have a present intention to sell the Note or the Warrant, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Note or the Warrant to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(f) below, such Purchaser does not agree to hold the Note or the Warrant for any minimum or other specific term and reserves the right to dispose of the Note or the Warrant at any time in accordance with Federal securities laws applicable to such disposition. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Note or the Warrant and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

              (e)  Accredited   Purchaser.   The  Purchaser  is  an  "accredited
investor" as defined in Regulation D promulgated under the Securities Act and is a resident of the jurisdiction indicated on Exhibit A hereto.

              (f) Rule 144. The Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such person will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

              (g) General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

              (h) Foreign Purchaser. The Purchaser is not a "U.S. person" as defined under Rule 902(o) of Regulation S under the Securities Act. The Purchaser is not acquiring the Note and Warrant for the account or benefit of any U.S. person.

              (i) Offshore Transaction. The document effecting this purchase and sale has been executed by the Purchaser outside the "United States" (as defined in Rule 902(p) of Regulation S). The Purchaser is acquiring the Note and Warrant in an "offshore transaction" (as defined in Rule 902(i) of Regulation S). The Note and Warrant were not offered to the Purchaser in the United States and at the time of execution of this Agreement and the time of any offer to the Purchaser to purchase the Note and Warrant hereunder, the Purchaser was physically outside of the United States.

              (j) Independent Investigation; Advertisements. The Purchaser, in offering to purchase the Note and Warrant hereunder, has relied solely upon an independent investigation made by such Purchaser and its representatives, if any, and has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company. In making its investment decision to purchase the Note and Warrant, the Purchaser is not relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement, or on any information other than contained in the Company's public filings required under the Act and the Exchange Act. The Purchaser is not subscribing for the Note and Warrant as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

Covenants
---------

     The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees (as defined herein).

     Securities Compliance.
     ---------------------

              (a) The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, and shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Note and the Warrant Shares to the Purchaser or subsequent holders.

              (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of Federal and state securities laws exemptions and the suitability of the Purchaser to acquire the Note.

     Registration and Listing. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the over-the-counter electronic bulletin board or any successor market.

     Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Note or shall beneficially own any Note, or shall own Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees.

     Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

     Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     Reporting Requirements. The Company shall furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Note or shall beneficially own any Note, or shall own Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding, provided, however, that the Company shall not be obligated to furnish the following, if the following reports have been filed by the Company with the Commission pursuant to the Commission's "electronic data gathering and retrieval" (EDGAR) service:

              (a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within 45 days after the end of each of the first three (3) fiscal quarters of the Company;

              (b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within 90 days after the end of each fiscal year of the Company; and

              (c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

     Amendments. The Company shall not amend or waive any provision of the Certificate or Bylaws of the Company, or Registration Rights Agreement in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the holders of the Note.

     Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document.

     Distributions. So long as any Note remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

     Intentionally Omitted.
     ---------------------

     Regulation S. The Company covenants and agrees that if the Company fails to register the Conversion Shares within 60 days from the Closing Date under the terms and conditions of the Registration Rights Agreement attached hereto as Exhibit D, then for so long as such registration statement is not effective and as any of the Shares remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Securities Act, the Company shall, in order to permit resales of any of the Shares pursuant to Regulation S under the Securities Act, (a) continue to file all material required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act, and (b) not knowingly engage in directed selling efforts in connection with the resale of securities by any Purchaser under Regulation S.

     Future Financings. The Company covenants and agrees that during the period from the Closing Date through the 180th day immediately following the effective date of the Registration Statement (as such term is defined in the Registration Rights Agreement), the Company shall not, without the written consent of the Purchaser, offer, sell or issue: (i) any shares of Common Stock or (ii) any securities convertible or exchangeable into Common Stock other than a Permitted Financing. For purposes of this Section 3.12, a "Permitted Financing" shall mean
(A) shares of Common Stock to be issued pursuant to the Convertible Note Purchase Agreement, dated December 12, 2000, by and among certain investors and the Company, (B) shares of Common Stock to be issued pursuant to the Convertible Note Purchase Agreement, dated July 26, 2001, by and among certain investors and the Company, (C) shares of Common Stock to be issued pursuant to the Agreement and Release, dated March 1, 2001, by and among the Company, American Industries, Inc. and various other parties thereto, and (D) shares of Common Stock to be issued pursuant to the Second OEM Amendment, dated October 25, 2000, between the Company and Artifex Software, Inc.

     Reservation of Shares. Immediately upon the filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State increasing its authorized capital stock and so long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

     Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Note or exercise of the Warrant in the form of Exhibit E attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 6.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.14 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.14 shall affect in any way each Purchaser's obligations and agreements set forth in Section 6.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.14 will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.14 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this
Section 3.14, that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Conditions
----------

     Conditions Precedent to the Obligation of the Company to Sell the Note. The obligation hereunder of the Company to issue and sell the Note and the Warrant to the Purchaser is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

              (a) Accuracy of Each Purchaser's Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

              (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

              (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Purchase the Note. The obligation hereunder of the Purchaser to acquire and pay for the Note and the Warrant is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

              (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

              (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

              (c) No Suspension, Etc. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing Date), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Note.

              (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

              (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

              (f) Opinion of Counsel, Etc. At the Closing, the Purchaser shall have received an opinion of counsel to the Company, dated the date of the Closing, in the form of Exhibit F hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

              (g) Registration Rights Agreement. At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

              (h) Certificates. The Company shall have executed and delivered to each Purchaser, the certificates (in such denominations as such Purchaser shall request) for the Note and the Warrant being purchased by such Purchaser at the Closing.

              (i) Resolutions. Prior to the Closing Date, the Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above in a form reasonably acceptable to such Purchaser (the "Resolutions").

              (j) Reservation of Shares. Immediately upon the filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State increasing its authorized capital stock, the Company shall authorize, reserve and maintain out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note and the exercise of the Warrant, a number of shares of Common

Stock equal to at least 150% of the aggregate number of Conversion Shares issuable upon conversion of the Note outstanding on the Closing Date and the number of Warrant Shares issuable upon exercise of the Warrant assuming such Warrant was granted on the Closing Date (after giving effect to the Note and the Warrant to be issued on the Closing Date and assuming such Note and Warrant were fully convertible or exercisable on such date regardless of any limitation on the timing or amount of such conversions or exercises).

              (k) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

              (l) Secretary's Certificate. The Company shall have delivered to such Purchaser a secretary's certificate, dated as of the Closing Date, as to
(i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

Registration Rights
-------------------

     At the Closing, the Company and the Purchaser shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit D.

Certificate Legend
------------------

     Legend. Each certificate representing the Note and the Warrant and, if appropriate, securities issued upon conversion and exercise thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR IMAGING TECHNOLOGIES CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     The Company agrees to reissue certificates representing the Note and the Warrant, without the legend set forth above if at such time, prior to making any transfer of any Note, Warrant, Conversion Shares or Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of such Note, Warrant, Conversion Shares or Warrant Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of Company counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within 10 days. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in Section 6.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

Termination
-----------

     Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchaser.

     Other Termination. This Agreement may be terminated by the action of the Board of Directors of the Company or by the Purchaser at any time if the Closing shall not have been consummated by October 15, 2001, as long as the failure to so consummate is not the fault of the terminating party.

     Effect of Termination. In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement and the Registration Rights Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 9.1 and 9.2, and Article VIII herein. Nothing in this Section 7.3 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement or the Registration Rights Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement and the Registration Rights Agreement.

Indemnification
---------------

     General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser (and its respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein.

     Indemnification Procedure. Any party entitled to indemnification under this
Article VIII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VIII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VIII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. Notwithstanding anything in this
Article VIII to the contrary, the Purchaser shall be liable under this Article VIII for only that amount of indemnification as does not exceed the proceeds to such Purchaser as a result of the sale of the Conversion Shares by the Purchaser. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

Miscellaneous
-------------

     Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with the filing and declaration of effectiveness by the Commission of the Registration Statement (as defined in the Registration Rights Agreement), any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents or incurred in connection with the enforcement of this Agreement and any of the other Transaction Documents, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Note pursuant hereto.

     Specific Enforcement, Consent to Jurisdiction.
     ---------------------------------------------

              (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

              (b) Each of the Company and the Purchaser (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Registration Rights Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Any suit, action or proceeding arising out of or relating to this Agreement or the Registration Rights Agreement brought by either the Company or the Purchaser shall be brought in the jurisdiction of the United States District Court sitting in the Southern District of New York. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

     Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchaser, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holder of the Note, as the case may be.

     Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


If to the Company:                 Imaging Technologies Corporation

                                   15175 Innovation Drive

                                   San Diego, California  92128

                                   Attention:  Chief Executive Officer

                                   Telephone No.:  (858) 613-1300

                                   Facsimile No.: (858) 207-6505

with copies (which copies

shall not constitute notice

to the Company) to:                General Counsel

                                   Imaging Technologies Corporation

                                   15175 Innovation Drive

                                   San Diego, California  92128

                                   Telephone No.:  (858) 613-1300

                                   Facsimile No.: (858) 207-6505



If to any Purchaser:               At the address of such Purchaser set forth on

                                   Exhibit A to this Agreement.



with copies (which copies

shall not constitute notice

to the Company) to:                Jenkens & Gilchrist Parker Chapin LLP

                                   The Chrysler Building

                                   405 Lexington Avenue

                                   New York, New York 10174

                                   Attention: Christopher S. Auguste, Esq.

                                   Telephone No.:  (212) 704-6000

                                   Facsimile No.: (212) 704-6288


     Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

              Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

     No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

   Survival. The representations and warranties of the Company and the Purchaser contained in Sections 2.1(o) and (s) should survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and (s), shall survive the execution and delivery hereof and the Closing until the date three
(3) years from the Closing Date, and
the agreements and covenants set forth in Article I, III, V, VII, VIII and IX of this Agreement shall survive the execution and delivery hereof and the Closing hereunder until the Purchaser beneficially owns (determined in accordance with Rule 13d-3 under the Exchange Act) less than 2% of the total combined voting power of all voting securities then outstanding, provided, that Sections 3.1, 3.2, 3.4, 3.5, 3.7, 3.8, 3.9, 3.12, 3.13, and 3.14 shall not expire until the
Registration Statement required by Section 2 of the Registration Rights Agreement is no longer required to be effective under the terms and conditions of Registration Rights Agreement.

     Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four
(4) additional executed signature pages to be physically delivered to the other parties within five (5) days of the execution and delivery hereof.

     Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser, which consent shall not be unreasonably withheld, or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

     Severability. The provisions of this Agreement and the Registration Rights Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Registration Rights Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Registration Rights Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

     Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Note, the Conversion Shares, the Warrant, the Warrant Shares and the Registration Rights Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

                                        IMAGING TECHNOLOGIES CORPORATION



                                        By:
                                           ----------------------------------
                                                   Name: Brian Bonar

                                             Title: Chief Executive Officer

                                        STONESTREET LIMITED PARTNERSHIP



                                        By:
                                           ----------------------------------
                                             Name:

                                             Title:


                                    EXHIBIT A

                    Purchaser / Number of Notes and Warrants


Name and Residence                  Number of Notes                Dollar Amount

   of Purchaser              and Warrants Purchased             of Investment
--------------------         -----------------------            -------------


Stonestreet Limited Partnership     Note: $300,000.00 Note.          $300,000.00

260 Town Center Blvd. Ste. 201      Warrant: to purchase

Markham, ON L3R 8H8                 11,278,195 shares of

Fax No.: 416-956-8989               Common Stock.


                                    EXHIBIT B

                       Form of Convertible Promissory Note


                                    EXHIBIT C

                                 Form of Warrant


                                    EXHIBIT D

                      Form of Registration Rights Agreement


                                    EXHIBIT E

                       Form of Transfer Agent Instructions


                                    EXHIBIT F

                                 Form of Opinion

                                 Schedule 2.1(c)
                                 ---------------

                                 Capitalization


Classes of Capital Stock
------------------------

                                                              Authorized                Outstanding
                                                              ----------                -----------

Common Stock, $0.005 par value                       200,000,000*              170,958,065

Series A Preferred Stock, $1,000 par value                 7,500                       420



Registration Rights Granted
---------------------------

Artifex Software Inc.                 1,200,000 share of Common Stock

American Industries, Inc.  $100,000 value at variable conversion rate


Outstanding Options and Warrants to Purchase Common Stock
---------------------------------------------------------

                                                                                        Shares
                                                                                        ------

Warrants associated with Series D Convertible Preferred Stock          1,100,000

Warrants associated with Series E Convertible Preferred Stock          2,625,000

Incentive warrants for retention of key employees                               1,913,000

General warrants                                                                1,769,225

Employee Stock Option Plans                                                       682,185


                                 Schedule 2.1(g)
                                 ---------------

                                  Subsidiaries


1. Laser Printer Accessories Corporation, a Delaware corporation and a wholly-owned subsidiary of ITEC (inactive)

2. Co-Processors, Inc., a California corporation and a wholly-owned subsidiary of ITEC (Inactive)

3. NewGen Imaging Systems, Inc., a California Corporation and a wholly-owned subsidiary of ITEC (inactive)

4. NewGen Systems Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ITEC (inactive)

5. Prima, Inc., a California corporation and a wholly-owned subsidiary of ITEC (inactive)

6. McMican Corporation, a California corporation and a wholly-owned subsidiary of ITEC (inactive)

7. Color Solutions, Inc., a California corporation and a wholly-owned subsidiary of ITEC (inactive)

8.  DealSeekers.com, Inc., a Delaware corporation, 71.4% owned by ITEC

9. EduAdvantage.com, Inc., a California corporation and a wholly-owned subsidiary of ITEC

* The number of authorized shares of common stock shall be increased to

  300,000,000 upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State, which we will use our best efforts to file by October 9, 2001.


--------------------

                                 Schedule 2.1(k)
                                 ---------------

                                  Indebtedness


     The Settlement Agreement with Imperial Bank requires that we make monthly payments of $150,000 until the indebtedness is paid in full. See Schedule 2.1(m).


     Throughout fiscal 1999, 2000 and 2001, approximately fifty trade creditors have made claims and/or filed actions alleging the failure of us to pay our obligations to them in a total amount exceeding $3 million. These actions are in various stages of litigation, with many resulting in judgments being entered against us. Several of those who have obtained judgments have filed judgment liens on our assets. These claims range in value from less than one thousand dollars to just over one million dollars, with the great majority being less than twenty thousand dollars. To date, the superior security interest held by Imperial Bank has prevented nearly all of these trade creditors from collecting on their judgments.


     See also our Financial Statements contained in our Form 10-Q for the period ended March 31, 2001.


                                 Schedule 2.1(m)
                                 ---------------

Actions Pending
---------------

     On August 20, 1999, at the request of Imperial Bank, our primary lender, the Superior Court, San Diego appointed an operational receiver to us. On August 23, 1999, the operational receiver took control of our day-to-day operations. Through further equity infusion, primarily in the form of the exercise of warrants to purchase our common stock, operations have continued, and on June 21, 2000, the Superior Court, San Diego issued an order dismissing the operational receiver as a part of a settlement of litigation with Imperial Bank pursuant to the Settlement Agreement effective as of June 20, 2000. The Settlement Agreement requires that we make monthly payments of $150,000 to Imperial Bank until the indebtedness is paid in full. However, in the future, without additional funding sufficient to satisfy Imperial Bank and our other creditors, as well as providing for our working capital, there can be no assurances that an operational receiver may not be reinstated.

     Throughout fiscal 1999, 2000 and 2001, approximately fifty trade creditors have made claims and/or filed actions alleging the failure of us to pay our obligations to them in a total amount exceeding $3 million. These actions are in various stages of litigation, with many resulting in judgments being entered against us. Several of those who have obtained judgments have filed judgment liens on our assets. These claims range in value from less than one thousand dollars to just over one million dollars, with the great majority being less than twenty thousand dollars. To date, the superior security interest held by Imperial Bank has prevented nearly all of these trade creditors from collecting on their judgments.

     On or about October 7, 1999, the law firms of Weiss & Yourman and Stull, Stull & Brody made a public announcement that they had filed a lawsuit against us and certain current and past officers and/or directors, alleging violation of federal securities laws during the period of April 21, 1998 through October 9, 1998. On or about November 17, 1999, the lawsuit, filed in the name of Nahid Nazarian Behfarin, on her own behalf and others purported to be similarly situated, was served on us. A motion to dismiss the lawsuit was granted on February 16, 2001 on our behalf and those individual defendants that have been served. However, on or about March 19, 2001, an amended complaint was filed on behalf of Nahid Nazarian Behfarin, Peter Cook, Stephen Domagala and Michael S. Taylor, on behalf of themselves and others similarly situated. On or about March 20, 2001, we once again filed a motion to dismiss the case along with certain other individual defendants. The motion was denied and an answer to the complaint has been filed on behalf of the company and certain individual defendants. We believe these claims are without merit and we intend to vigorously defend against them on our behalf as well as on behalf of the other defendants. The defense of this action has been tendered to our insurance carriers.

                                 Schedule 2.1(p)
                                 ---------------

                                  Certain Fees

     BiCoastal Consulting is entitled to a fee of $30,000 and 30,000 shares of our common stock to be converted at the Fixed Conversion Price with respect to this transaction.

                                 Schedule 2.1(u)
                                 ---------------

                               Material Agreements

     On December 11, 2000, ITEC and Quik Pix, Inc. (QPI) entered into an agreement whereby ITEC would acquire a majority of the shares of the common stock of QPI in consideration of ITEC's agreement to liquidate certain debts of QPI, which was subject to the approval of the current shareholders of QPI. Subsequently, QPI's management withdrew their recommendation that the shareholders of QPI approve this transaction and indefinitely postponed the shareholders' meeting that had been scheduled to consider such approval, among other things. On September 21, 2001, ITEC and QPI signed a Settlement Agreement and Mutual General Release which, once again provides for ITEC to acquire a majority of the shares of the common stock of QPI.

                                 Schedule 2.1(v)
                                 ---------------

                          Transactions with Affiliates

None.

                                 Schedule 2.1(z)
                                 ---------------

                         Absence of Certain Developments

     We entered into a Convertible Note Purchase Agreement on July 26, 2001 with an investor whereby we issued a $1,000,000 promissory note convertible into shares of our common stock.